19720 Jetton Road, 3rd Floor Cornelius, NC 28031 Tel: 704-897-8336 Fax: 704-919-5089

December 14, 2018

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Ladies and Gentlemen:

We have read Item 4.01 of Form 8-K dated December 14, 2018, of Life Clips, Inc. and are in agreement with the statements contained in paragraphs one and two on page two therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

Sincerely,

L&L CPAS, PA

www.llcpas.net